 As filed with the Securities and Exchange Commission on November 23, 2015

Registration No. 333-207910

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DETERMINE, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0432030
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2121 South El Camino Real, 10th Floor, San Mateo, CA 94403

(650) 532-1500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Nolan
Chief Financial Officer
Determine, Inc.
2121 South El Camino Real, 10th Floor, San Mateo, CA 94403

(650) 532-1500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Eric H. Wang, Esq.

David A. Richardson, Esq.

DLA Piper LLP (US)

2000 University Avenue

East Palo Alto, CA 94303-2248
(650) 833-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered(1)	Amount to be Registered (1)	Proposed Maximum Aggregate Price Per Unit		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common stock, par value $0.0001 per share	1,841,244	$4.19	(2)	$7,714,813	(2)	$777	(3)

1.

This registration statement also relates to an indeterminate number of shares of the registrant’s common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”).

2.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based upon the average of the high and low prices for the common stock of Determine, Inc. as reported on the NASDAQ Capital Market on November 4, 2015.

3.	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 23, 2015

PROSPECTUS

1,841,244 Shares

DETERMINE, INC.

COMMON STOCK

This prospectus relates to the sale or other disposition from time to time of up to 1,841,244 shares of our common stock by the selling stockholders described in the section entitled “Selling Stockholders” on page 7 of this prospectus and their donees, pledgees, transferees or other successors-in-interest.

Our common stock is listed on the NASDAQ Capital Market under the symbol “DTRM.” On November 20, 2015, the last reported sale price of our common stock on the NASDAQ Capital Market was $3.20.

The Company currently has effective Registration Statements on Form S-3 (File Nos. 333-189855, 333-194246, 333-198148, 333-198149, 333-202579, 333-203355, and 333-207841) relating to the resale of our shares of common stock by various selling stockholders pursuant to which, to the best of our knowledge, an aggregate of approximately 19,452,571 shares of our common stock remain available for resale, based on the last reported sale price of our common stock on the NASDAQ Capital Market on November 20, 2015.

You should consider carefully the risks that we have described in “Risk Factors” beginning on page 6 before deciding whether to invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus if truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 2015.

TABLE OF CONTENTS

Prospectus Summary	4
Risk Factors	6
Special Note Regarding Forward-Looking Information	6
Use of Proceeds	7
Description of Transactions	7
Selling Stockholders	7
Plan of Distribution	8
Legal Matters	10
Experts	10
Where You Can Find Additional Information	10
Information Incorporated by Reference	10

You should read this prospectus and the information incorporated by reference carefully before you invest. Such documents contain important information you should consider when making your investment decision. See “Information Incorporated by Reference” on page 10. You should rely only on the information provided in this prospectus or documents incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information.

The information in this document may only be accurate on the date of this document. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus. As a result, it does not contain all the information that may be important to you. To understand this transaction fully, you should read this entire prospectus carefully, including the risk factors beginning on page 6 and the documents incorporated by reference into this prospectus.

Unless the context otherwise requires, the terms “Determine,” “Company,” “we,” “us” and “our” refer to Determine, Inc. and its subsidiaries.

The Company

Determine is a provider of leading enterprise cloud software solutions with over four decades of collective technical and process knowledge in the areas of strategic sourcing, enterprise contract lifecycle management, and procure to pay solutions.

Through recent acquisitions, we unified this experience and technology under one name, exemplifying the perspective we now bring to the marketplace.  Our mission is to enable businesses to transform their operational data and processes into unique insights to make informed decisions that drive value and mitigate risk.

We provide the next generation of agile, enterprise cloud solutions for managing the needs of modern business. Using our intuitive applications, organizations can effectively manage the full scope of source to pay and enterprise contract lifecycle management requirements using the Determine platform.

The Determine platform is an open technology infrastructure based on smart process application models.  The goal of our platform is to establish awareness of relevant data, manage business documents, embed analytical tools, create a means for collaboration, and provide advanced process management tools for fully integrating business processes through an open API infrastructure.  Built on a unified and highly scalable platform, we deliver deep and innovative capabilities in strategic sourcing, supplier management, enterprise contract lifecycle management, e-procurement, invoicing, and other business operation areas.

In addition to our source to pay and enterprise contract lifecycle management solutions suite, we also provide a powerful, patented configuration engine solution, which Global 1000 companies use to increase revenue by facilitating the right combination of products, services, and price.

Determine’s platform offers best-in-class application capabilities including:

●

Strategic Sourcing — Determine strategic sourcing takes the next step for organizations looking to effectively identify and source opportunities for optimizing spend. Combining project management and sourcing analysis, strategic sourcing provides the framework for executing next generation RFx and eAuction capabilities, while accelerating decision making during strategic bidding; this translates into a seamless and integrated process for savings identification, supplier selection, and award management.

●

Supplier Management — Determine’s supplier management provides an enterprise approach to support the upstream procurement needs of supplier on-boarding, profile management, and on-going supplier collaboration. By providing a supplier portal via Determine’s business network, Determine allows suppliers and customers to seamlessly interact, exchange information, and collaborate, ultimately helping our customers build and maintain relationships with their supply base that aligns with internal policies and regulatory requirements.

●

Contract Lifecycle Management — Determine enterprise contract lifecycle management is a single, enterprise-wide contract repository and authoring platform leveraging the platform’s common workflow engine, capable of supporting unique contract management processes for complex contract scenarios. Enterprise contract lifecycle management streamlines the entire contract lifecycle process, from request, authoring, negotiation, approval, and e-signature through ongoing obligations management, analysis, reporting, and renewals.

●

Procure to Pay — Determine procure to pay harnesses the downstream procurement process of purchasing through payment.  Essential in the procure to pay solution is the development of an intuitive shopping experience for corporate buyers of goods or services on Determine’s business network for an enhanced user experiences. For procurement teams, P2P establishes the governance and controls to manage against maverick buying outside of the system, ensuring cost savings against executed contractual agreements.  Determine’s P2P capabilities also manages invoicing automation for allowing proper invoice matching and alignment of payments for goods and services rendered.

●

Business Applications — Based on bespoke requirements,  Determine provides users access to additional areas using the common platform.  Companies looking to add to existing functionality can leverage additional business applications on the Determine platform to manage their unique operational requirements in areas such as asset management, inventory management, and travel and expense.  Using the Determine platform, organizations can also develop and configure custom electronic forms and workflows for managing unique requirements.

●

Analytics — Determine provides business intelligence insights and executive level reporting by combining spend data analytics, Big Data management, notifications and alerts, and customer data created within the Determine platform.  The open API framework allows the Determine platform to communicate with other enterprise and external systems, such as ERP, CRM, or market data for bridging all data elements from multiple, disparate and external sources into KPI dashboard reporting.  Users encounter dashboards that are developed from modern business intelligence approaches such as self service analytics and an intuitive click-through design.

●

Business Network — Centered on supplier enablement and connectivity, Determine’s business network is the hub for coordinating buyers and suppliers looking to engage and collaborate on the Determine platform. The idea of interoperability is at the heart of the Determine platform as it is an open network that works within a wider technology ecosystem.  The Determine platform integrates with focused providers in areas including CRM, e-signatures, document management, external market data, and other business platforms.

●

Configuration Solution — Determine’s patented Configuration engine consolidates the management and dissemination of complex product information, enabling companies to streamline the opportunity-to-order process for manufacturers, service providers, and financial services companies. Our Configuration Solution makes it easy to recommend products and services to customers, enabling accurate pricing, and increasing sales of relevant bundles, discounts, and cross-sells. The Configurator application organizes sales information and makes it available in real-time to reps and channel partners across the globe, so they can configure flawless deals on the fly. By empowering customers, product management, marketing, sales leadership, sales operations, salespeople, and channel partners to generate error-free sales proposals for their unique requirements, we believe our solution helps companies to close sales faster, accelerate revenue generation, and enhance customer relationships.

We acquired b-pack SAS, a French société par actions simplifiée (“b-pack”), on July 31, 2015. b-pack is a pioneer and global leader in Source to Pay solutions and is focused on providing rich, end-to-end procurement capabilities, including eProcurement, Purchase-to-Pay, Asset Management, Budget Management, Invoice Management, and Expense Management. We believe the acquisition positions Determine to provide easier access to contract management, strategic sourcing, spend management, and configuration solutions and market coverage in more locations worldwide to the combined customers of Determine and b-pack.

Determine, formerly known as Selectica, Inc., was incorporated in California in June 1996, re-incorporated in Delaware in November 1999 and changed its name in October 2015. The Company’s principal executive offices are located at 2121 South El Camino Real, 10th Floor, San Mateo, California, 94403. The Company’s telephone number is (650) 532-1500, and its website is www.determine.com. The information on the Company’s website is not part of this prospectus.

The Offering

Common stock offered by the selling stockholders	Up to 1,841,244 shares of our common stock.

Use of proceeds

Proceeds from the sale of common stock covered by this prospectus will be received by the selling stockholders. We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus.

NASDAQ symbol	DTRM

RISK FACTORS

Investment in our securities involves risks. Prior to making a decision about investing in our securities, you should consider carefully the risk factors, together with all of the other information contained or incorporated by reference in this prospectus and any prospectus supplement, including any additional specific risks described in the section entitled “Risk Factors” contained in any supplements to this prospectus and in our Annual Report on Form 10-K for the fiscal year ended March 31, 2015, filed with the United States Securities and Exchange Commission (the “SEC”), as well as any amendments or updates thereto reflected in subsequent filings with the SEC, which are incorporated herein by reference in their entirety. The material risks and uncertainties that management believes affect us will be described in those documents. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Any of these risk factors could have a material adverse effect on our business, results of operations, financial position or cash flows, which may result in the loss of all or part of your investment. This prospectus is qualified in its entirety by these risk factors.

Special Note Regarding Forward-Looking Information

This prospectus, any prospectus supplement and any documents we incorporate by reference herein or therein may contain so called “forward-looking statements” (within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)), all of which are based on management’s current expectations and are subject to risks and uncertainties which may cause results to differ materially and adversely from those set forth in the statements. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words. You can also identify them by the fact that they do not relate strictly to historical or current facts. You should read statements that contain these words carefully because they:

●	discuss future expectations;

●	contain projections of future results of operations or financial condition; or

●	state other “forward-looking” information.

We believe it is important to communicate our expectations to our stockholders. However, there may be events in the future that we are not able to accurately predict or over which we have no control. The risk factors and cautionary language discussed in this document outline examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described in the forward-looking statements, including among other things:

●	our stockholders’ approval of the terms of the financing;

●	the amount of cash on hand available to us;

●	our business strategy;

●	changing interpretations of generally accepted accounting principles;

●	outcomes of government reviews, inquiries, investigations and related litigation;

●	continued compliance with government regulations;

●	legislation or regulatory environments, requirements or changes adversely affecting the businesses in which we are engaged;

●	statements about industry trends;

●	fluctuations in customer demands;

●	general economic conditions; and

●	geopolitical events and regulatory changes.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document.

All forward-looking statements included herein are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders.

Description of Transactions

Issuance of Common Stock in Connection with Acquisition

On July 31, 2015, we acquired b-pack pursuant to the terms of an Agreement and Plan of Merger, dated as of March 30, 2015 (the “Merger Agreement”) by and among the Company, Selectica France SAS, a French société par actions simplifiée and wholly owned subsidiary of the Company (“Determine France”), b-pack and the shareholders of b-pack (the “b-pack Shareholders”). Pursuant to the Merger Agreement, b-pack merged with and into Determine France, with Determine France continuing as a wholly owned subsidiary of the Company (the “Merger”). Under the terms of the Merger Agreement, the b-pack Shareholders received an aggregate cash payment of $1.1 million and an aggregate number of common shares of Determine France (the “Merger Sub Shares”) were issued to the b-pack Shareholders on a pro rata basis, calculated based on the enterprise value allocation set forth in the Merger Agreement. Immediately thereafter, each b-pack Shareholder’s Merger Sub Shares were contributed to the Company in exchange for such b-pack Shareholder’s proportionate share of 1,841,244 shares of common stock of the Company (the “Acquisition Shares”), resulting in Determine France continuing as a wholly owned subsidiary of the Company (the “Acquisition”). Accordingly, as a result of the Merger and the Acquisition, the b-pack Shareholders received aggregate consideration consisting of the Acquisition Shares and $1.1 million in cash, less amounts related to the payment of transaction costs and subject to adjustment as provided in the Merger Agreement.

Registration Rights Agreement

In connection with Acquisition, the Company entered into a Registration Rights Agreement, dated as of July 31, 2015, (the “Registration Rights Agreement”) with the b-pack Shareholders. Pursuant to the Registration Rights Agreement, we have agreed, among other things, to register the Acquisition Shares and to maintain the effectiveness of such registration, subject to certain exceptions, until such time as all of the securities covered thereby are either sold or otherwise disposed of or may be freely sold by the holders. The registration statement of which this prospectus is a part is being filed to comply with the requirements of the Registration Rights Agreement.

SELLING STOCKHOLDERS

This prospectus relates to the sale or other disposition of up to 1,841,244 shares of our common stock by the b-pack Shareholders named below, and their donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer (collectively, the “Selling Stockholders”).

The following table, based upon information currently known by us, sets forth as of November 4, 2015, (i) the number of shares held of record or beneficially by the Selling Stockholders as of such date (as determined below) and (ii) the number of shares that may be sold or otherwise disposed of under this prospectus by each Selling Stockholder. Percentage ownership is based on 11,150,864 shares of common stock outstanding as of November 4, 2015, plus securities deemed to be outstanding with respect to individual stockholders pursuant to Rule 13d-3(d)(1) under the Exchange Act. Beneficial ownership includes shares of common stock plus any securities held by the holder exercisable for or convertible into shares of common stock within 60 days after November 4, 2015, in accordance with Rule 13d-3(d)(1) under the Exchange Act. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the Selling Stockholder named below. We do not know when or in what amounts a Selling Stockholder may sell or otherwise dispose of the shares of common stock covered hereby. The Selling Stockholders may not sell or otherwise dispose of any or all of the shares offered by this prospectus and may sell or otherwise dispose of shares covered hereby in transactions exempt from the registration requirements of the Securities Act. Because the Selling Stockholders may sell or otherwise dispose of some, all or none of the shares covered hereby, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the Selling Stockholders after completion of the offering. However, for purposes of the following table, we have assumed that all of the shares covered hereby are sold by the Selling Stockholders pursuant to this prospectus.

Except as described above under “Risk Factors” and “Description of Transactions - Issuance of Common Stock in Connection with Acquisition,” none of the Selling Stockholders has held any position or office, or has otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as a result of the ownership of our shares or other securities. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by their spouses under applicable law.

Name of Selling Stockholder(1)	Common Stock Beneficially Owned Prior to the Offering	Common Stock Covered by this Prospectus	Common Stock Owned Upon Completion of this Offering	Percentage of Common Stock Owned Upon Completion of this Offering

Julien Nadaud (2)	0	1,091,380	0	0%
Xavier Pierre-Bez	0	655,827	0	0%
Bruno Charrat	0	94,037	0	0%

(1)	Each Selling Stockholder is an employee of Determine France, a wholly owned subsidiary of the Company.

(2)	Julien Nadaud is the Chief Product Officer of Determine and was previously the founder, chairman and CEO of b-pack.

PLAN OF DISTRIBUTION

The Selling Stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933 rather than under this prospectus, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the Selling Stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which all of the shares may be sold by the Selling Stockholders pursuant to Rule 144 of the Securities Act without any volume or manner-of-sale restrictions and without the requirement for us to be in compliance with the current public information requirement under Rule 144.

LEGAL MATTERS

The validity of the common stock offered in this prospectus will be passed upon for us by DLA Piper LLP (US).

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended March 31, 2015 have been so incorporated in reliance upon the report of Armanino LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The audited historical financial statements of b-pack included in Exhibit No. 99.1 of our Current Report on Form 8-K/A filed with the SEC on October 16, 2015, have been so incorporated in reliance on the report of Armanino LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-3 under the Securities Act with the SEC to register the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are a part of the registration statement. For further information with respect to us and our securities, please refer to the registration statement and the exhibits and schedules filed with it. You may read and copy any document which we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We file annual, quarterly and current reports, proxy statements, and other information with the SEC and these reports, proxy statements, and other information can be inspected on the Internet site maintained by the SEC at http://www.sec.gov.

We are also subject to the information and periodic reporting requirements of the Exchange Act. We file annual, quarterly and current reports, proxy statements, and other information with the SEC to comply with the Exchange Act.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The documents we are incorporating by reference as of their respective dates of filing are as follows:

●	Our Annual Report on Form 10-K for the year ended March 31, 2015 filed with the SEC on June 29, 2015.

●	Our Current Report on Form 8-K filed with the SEC on May 6, 2015.

●	Our Current Report on Form 8-K filed with the SEC on June 9, 2015.

●	Our Current Report on Form 8-K filed with the SEC on August 4, 2015.

●	Our Current Report on Form 8-K filed with the SEC on August 12, 2015 (excluding Item 2.02 and Exhibit 99.1 thereto).

●	Our Current Report on Form 8-K filed with the SEC on September 1, 2015.

●	Our Current Report on Form 8-K filed with the SEC on September 11, 2015.

●	Our Current Report on Form 8-K filed with the SEC on October 9, 2015.

●	Our Current Report on Form 8-K filed with the SEC on October 19, 2015.

●	Our Current Report on Form 8-K/A filed with the SEC on October 16, 2015.

●	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 filed with the SEC on August 13, 2015.

●	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 filed with the SEC on November 16, 2015.

●

The description of the Company’s common stock contained in our registration statement on Form 8-A (File No. 000-29637), including amendments or reports filed for the purpose of updating such description.

All documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but before the termination of the offering by this prospectus shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of those documents. In addition, we also incorporate by reference all filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the filing of this registration statement and prior to the effectiveness of this registration statement.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting:

Investor Relations
Determine, Inc.
2121 South El Camino Real, 10th Floor
San Mateo, CA 94403
Telephone: (650) 532-1500

Determine, Inc.

UP TO 1,841,244 SHARES OF COMMON STOCK

PROSPECTUS

, 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table itemizes the fees and expenses incurred or expected to be incurred by the registrant in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All amounts are estimates, except the SEC registration fee. Estimated expenses only include information that is known at the time of filing this registration statement and are subject to future contingencies, including additional expenses for future offerings.

Securities and Exchange Commission registration fee	$777
Legal fees and expenses	$5,000
Accounting fees and expenses	$5,000
Printing fees and expenses	$500
Miscellaneous fees and expenses	$1,000
Total	$12,277

Item 15. Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law, as amended (“DGCL”), allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that the company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the company) by reason of the fact that the person is or was a director, officer, agent or employee of the company or is or was serving at the company’s request as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the company as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the company, unless the court believes that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Article IX of our Second Amended and Restated Certificate of Incorporation, as amended to date, provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the DGCL.

Article VI of our Amended and Restated Bylaws, as amended to date, provide that we are required to indemnify our directors and officers to the fullest extent permitted by the DGCL. Our Bylaws also provide that we shall advance expenses incurred by a director or officer before the final disposition of any action or proceeding upon receipt of an undertaking from or on behalf of that director or officer to repay the advance if it is ultimately determined that he or she is not entitled to be indemnified. We have entered into and expect to continue to enter into agreements to indemnify our directors and executive officers as determined by the Board of Directors. These agreements generally provide for indemnification for all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by these individuals and arising out of the their service as our directors or executive officers (or in certain other capacities at our request) to the fullest extent permitted by the DGCL and to any greater extent that such law may in the future permit. These agreements further provide procedures for the determination of the right to receive indemnification and the advancement of expenses. We believe that these provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The indemnification provisions contained in the Company’s Second Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, as amended, are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the Company maintains insurance on behalf of its directors and executive directors or officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status. The foregoing descriptions are only general summaries.

Item 16. Exhibits.

The Exhibits listed on the Exhibit Index of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on the 23rd day of November, 2015.

/s/ John Nolan
John Nolan
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Patrick Stakenas	Chief Executive Officer and Director	November 23, 2015
Patrick Stakenas	(Principal Executive Officer)

/s/ John Nolan	Chief Financial Officer	November 23, 2015
John Nolan	(Principal Financial Officer and Principal Accounting Officer)

*	Director	November 23, 2015
Michael Brodsky

*	Director	November 23, 2015
Alan Howe

*	Director	November 23, 2015
Lloyd Sems

*	Director	November 23, 2015
Michael Casey

*	Director	November 23, 2015
J. Michael Gullard

*By: /s/ John Nolan
John Nolan, as Attorney-in-Fact

EXHIBIT INDEX

The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing under the Securities Act or the Exchange Act:

Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
3.1	Certificate of Incorporation	10-Q	000-29637	3.1	November 16, 2015

3.2	Amended and Restated Bylaws.	8-K	000-29637	3.2	October 19, 2015

3.3	Certificate of Designation of Series A Junior or Participating Preferred Stock.	10-K	000-29637	3.2	June 30, 2003

3.4	Certificate of Designation of Series B Junior or Participating Preferred Stock.	8-K	000-29637	3.1	January 5, 2009

4.1	Amended and Restated Rights Agreement between Registrant and Computershare Trust Company, N.A., as Rights Agent, dated January 2, 2009.	8-K	000-29637	4.1	January 5, 2009

4.2	Amendment dated as of January 26, 2009, to the Amended and Restated Rights Agreement between Registrant and Computershare Trust Company, N.A. as Rights Agent, dated January 2, 2009.	8-K	000-29637	4.2	January 28, 2009

4.3	Amendment 2, dated as of April 27, 2009, between Registrant and Wells Fargo Bank, N.A., as Rights Agent, to the Amended and Restated Rights Agreement between Registrant and Computershare Trust Company, N.A., dated January 2, 2009, as amended.	8-K	000-29637	4.3	April 29, 2009

4.4	Amendment 3, dated as of December 28, 2011, between Registrant and Wells Fargo Bank, N.A., as Rights Agent, to the Amended and Restated Rights Agreement between Registrant and the Rights Agent, dated January 2, 2009, as amended.	8-K	000-29637	4.4	December 29, 2011

4.5	Amendment 4, dated as of December 28, 2014, between Registrant and Wells Fargo Bank, N.A., as Rights Agent, to the Amended and Restated Rights Agreement between Registrant and the Rights Agent, dated January 2, 2009, as amended.	8-K	000-29637	4.5	December 29, 2014

4.6	Agreement and Plan of Merger, dated as of March 30, 2015.	8-K	000-29637	10.1	March 30, 2015

4.7	Registration Rights Agreement, dated as of July 31, 2015.	8-K	000-29637	10.1	August 4, 2015

5.1	Opinion of DLA Piper LLP (US) regarding legality of the shares of common stock being registered.	S-3	333-207910	5.1	November 10, 2015

23.1	Consent of Independent Registered Public Accounting Firm - Armanino LLP.					X

23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1 to this Registration Statement on Form S-3).	S-3	333-207910	5.1	November 10, 2015

24.1	Power of Attorney (included on signature page).	S-3	333-207910	5.1	November 10, 2015